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                               SUBLEASE AGREEMENT

                                     between

                          GENERAL CHEMICAL CORPORATION,

                                  as Sublessor

                                       and

                   GENERAL CHEMICAL INDUSTRIAL PRODUCTS INC.,

                                  as Sublessee




                           Dated as of April 28, 1999




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                               90 East Halsey Road
                       Parsippany - Troy Hills, New Jersey










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                               SUBLEASE AGREEMENT

                THIS SUBLEASE AGREEMENT (this "Sublease"), dated as of April 28, 1999, by and between GENERAL CHEMICAL CORPORATION, a Delaware corporation having an address at 90 East Halsey Road, Parsippany, New Jersey 07054 (the "Sublessor"), and GENERAL CHEMICAL INDUSTRIAL PRODUCTS INC., a Delaware corporation having an address at 90 East Halsey Road, Parsippany, New Jersey 07054 (the "Sublessee").

                                   RECITALS:

                A. Sublessor is the lessee of certain premises comprising 66,098 net rentable square feet, constituting 68.51%, of the building known as 90 East Halsey Road, Parsippany, New Jersey 07054 (the "Building"), a diagram of which is attached hereto as Exhibit A (the "Premises"), pursuant to a certain Lease Agreement dated November 7, 1986 (as amended, supplemented, modified, extended, assigned and assumed, the "Lease"), between Bigelow Quinlan Properties, as landlord, and Sublessor.

                B. The interest of Bigelow Quinlan Properties under the Lease has been assigned to 90 East Halsey Road, L.P. (the "Landlord"); and

                C. Sublessor and Sublessee are indirect wholly-owned subsidiaries of The General Chemical Group Inc., a Delaware corporation ("GCG"), which intends to separate its existing businesses by having (i) its performance products and manufacturing businesses owned by the Sublessor and (ii) its industrial chemicals business owned by Sublessee. The parties hereto, GCG and GenTek Inc., have entered into a Separation Agreement, dated as of April 15, 1999 (as the same may be amended, supplemented or restated from time to time, the "Separation Agreement"), with respect to such separation and the terms and conditions thereof.

                D. Sublessor desires to (a) sublet to Sublessee, and Sublessee desires to sublet from Sublessor, the portion of the Premises crosshatched in black on Exhibit B hereto, consisting of 4,042 rentable square feet of space (the "Direct Sublet Space"), (b) share in common with Sublessee approximately 9,089 rentable square feet of space (the "Shared Sublet Space") at the Premises, which Shared Sublet is substantially comparable, in all respects, to the portions of the Premises utilized by employees of the Industrial Chemicals Business (as defined in the Separation Agreement) prior to the date hereof, and
(c) utilize Sublessor's services, equipment and supplies in connection therewith, including the items set forth in Section 3(g) of this Sublease (the "Shared Services"; together with the Direct Sublet Space and the Shared Sublet Space, the "Sublet Space"), upon the terms and conditions set forth herein.









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                NOW, THEREFORE, for and in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, provisions, covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                1. Demised Premises. Upon the terms and subject to the conditions set forth in this Agreement, Sublessor does hereby sublease to Sublessee, and Sublessee does hereby take and hire from Sublessor, the Sublet Space.

                2. Term of the Sublease. The term (the "Term") of this Sublease shall commence on May 1, 1999 (the "Sublease Commencement Date"), and shall terminate, unless sooner terminated as provided herein or pursuant to law, at 11:59 p.m. one day prior to the expiration or termination date of the Lease (the "Sublease Expiration Date"). Sublessor and Sublessee agree to cooperate with each other in connection with the transactions contemplated by this Sublease.

                3. Rent, etc.

                      (a) Basic Rent. Sublessee hereby covenants and agrees to pay to Sublessor during the Term of this Sublease annual basic rent (the "Basic Rent") for the Premises equal to twenty percent (20%) ("Sublessee's Proportionate Share") of the Base Rent payable by Sublessor to Landlord under the Lease, as the same may be adjusted or escalated pursuant to the Lease. The initial annual Basic Rent of $230,823.12 shall be paid in advance in equal monthly installments of $19,235.26 commencing on the Sublease Commencement Date and on the first day of each calendar month thereafter, without notice or demand therefor and without abatement, deduction or setoff of any amount whatsoever. The Basic Rent shall be prorated for any portion of a month during the Term.

                      (b) Additional Amounts. In addition to the Basic Rent specified above, Sublessee shall also pay to Sublessor during the Term of this Sublease, Sublessee's Proportionate Share of (i) the additional rent payable by Sublessor to the Landlord pursuant to the Lease (including, without limitation, pursuant to Article 5 of the Lease and Sublessee's Proportionate Share of Taxes and Operating Expenses) (the "Additional Rents") and (ii) the cost to Sublessor of operating the office facility at the Premises (the "Shared Services Costs"; together with the Additional Rents, the "Additional Amounts"), including the Shared Services. The additional rent payable by Sublessee to Sublessor hereunder for the Additional Rents shall be payable by Sublessee in the same amount and manner as Sublessor has agreed to pay the Landlord, provided, that Sublessee shall make such payments to Sublessor on the earlier of (i) five days prior to the date upon which Sublessor has agreed to make such payments to the Landlord and (ii) five days after Sublessor delivers to Sublessee a copy of the required statement. Promptly after receipt


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from the Landlord of any statement of, regarding or issued by the Landlord in connection with any Additional Rent, Sublessor shall send to Sublessee a copy thereof and prepare a voucher indicating the amounts payable by Sublessee pursuant to the provisions hereof. Sublessor shall, from time to time, send to Sublessee a statement of Shared Services Costs in reasonable detail, and the Sublessee shall pay each such statement promptly and in any event within 30 days of receipt thereof. Payments of Additional Amounts shall be prorated equitably for any period of less than one month occurring at the respective commencement and expiration or termination of the Term of this Sublease. If Sublessor shall receive a refund or credit from the Landlord on account of Additional Rents for any period for which Sublessee has made payment pursuant to this Section 3(c), Sublessor shall promptly pay to Sublessee (or, if Sublessor shall receive a credit against Sublessor's Base Rent under the Lease, credit against the Basic Rent next due hereunder) Sublessee's Proportionate Share of such refund (or credit) and any interest paid thereon and received by Sublessor.

                      (c) HVAC; Supplemental Air Conditioning; Electricity. Sublessor shall permit Sublessee to use the Premises' HVAC and supplemental air conditioning system to service the Sublet Space. To the extent provided by the Landlord under the Lease, the Sublet Space has shall have electricity capable of operating standard office equipment. Electricity, HVAC and supplemental air conditioning shall comprise a component of Additional Amounts.

                      (d) Cafeteria Contribution. Rent payable by Sublessor to the Landlord on account of the cafeteria shall be a component of Additional Amounts.

                      (e) Shared Services. The Sublessor shall provide to Sublessee the following Shared Services, as, to the extent and for so long as the Sublessor provides any such Shared Service to itself: (i) provision of telecommunications services (including use of Sublessor's switching equipment, telephone, facsimile and voice mail systems), (ii) mailroom, postage and mail distribution, (iii) maintenance facilities and the performance of maintenance and janitorial services at the Sublet Space, (iv) use of common office furniture, (v) use of on-site cafeteria, (vi) use of on and off-site storage facilities, (vii) use of office equipment such as copiers, fax machines, automobiles and other equipment and property used in connection with the Premises or Building, (viii) building-wide entertainment (such as Christmas parties and picnics), and (ix) other services related to the use and maintenance of the Premises and the Building, and related equipment and material, by the Sublessee. In the event Sublessor outsources the provision or furnishing of any particular Shared Service for itself, or otherwise engages any third party to provide or furnish any particular Shared Service for itself, Sublessor may arrange for such third party to provide or furnish such Shared Service to Sublessee as and to the extent such third party provides or furnishes such Shared Service to Sublessor; provided



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that such outsourcing or engagement shall not discontinue or otherwise limit the obligations of Sublessor to provide such Shared Service hereunder if such outsourcing or engagement had not been implemented by the Sublessor.

                      Sublessor and Sublessee shall periodically discuss the provision of Shared Services, including the extent of such Shared Services needed or desired by Sublessee and whether any equitable adjustment to the Sublessee's Proportionate Share of Shared Services Costs is necessary or appropriate.

                      (f) Additional Rent. If Sublessor shall be liable for any additional rent to the Landlord arising out of the use or occupancy of the Sublet Space, Sublessee shall pay to Sublessor, as additional rent, the full amount of such rent payable by Sublessee or to the Landlord which is allocable to the Sublet Space. The additional rent payable by Sublessee to Sublessor hereunder shall be paid in the same manner as Sublessor has agreed to pay the Landlord, provided that Sublessee shall make such payments on the earlier of (i) five days after Sublessor delivers to Sublessee a written demand for the payment of such additional rent and (ii) five days prior to the date upon which Sublessor has agreed to make such payment to the Landlord.

                      (g) Payment of Basic Rent, etc. Sublessee shall pay the Basic Rent, the Additional Amounts and any other rent and additional rent payable hereunder by check payable to the order of Sublessor at its address for notices specified in Section 23 of this Sublease (or by wire transfer if mutually agreed by the parties), or to such other party or to such other address as Sublessor may designate from time to time by written notice to Sublessee. If Sublessor shall at any time accept payment of the Basic Rent, the Additional Amounts or any other rent or additional rent after the same shall become due and payable, such acceptance shall not excuse any delay upon subsequent occasions, or constitute or be construed as a waiver of any or all of Sublessor's rights hereunder. If Sublessee shall fail to pay any installment of the Basic Rent, the Additional Amounts or any other rent or additional rent within five days after the due date thereof, Sublessee shall pay interest on such Basic Rent, Additional Amounts or other rent or additional rent at a rate equal to 10% from the date when such installment or payment became due to the date of payment thereof, which interest shall be deemed additional rent payable under this Sublease. The failure or delay by Sublessor in furnishing copies of the statements or any voucher required hereunder shall not prejudice the rights of Sublessor in respect of, or constitute a waiver of Sublessor's right to receive, the Additional Amounts, or any other payment of rent or additional rent hereunder.

                      (h) Use of the Cafeteria. Sublessor hereby grants to Sublessee during the Term of this Sublease and upon payment of the Additional Amounts, a nonexclusive license to utilize the cafeteria in the Building, subject to the terms and conditions of this




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Sublease, the Lease and any other agreement of the Sublessor on the date hereof regarding the use of such cafeteria.

                      (i) Parking. Sublessor hereby grants to Sublessee during the Term of the Sublease a nonexclusive license to utilize, without charge therefor, parking spaces reserved for Sublessor's use pursuant to the Lease, subject to the terms and provisions thereof.

                      (j) Signs. The Sublessee shall place no identifying signs in or about the Premises or the Building without the consent of Sublessor and otherwise in accordance with the provisions of Article 24 of the Lease. Sublessor (and, to the extent required by the Lease, the Landlord) shall have the right to prescribe the location, type and size of any sign. Any sign permitted shall be constructed at Sublessee's sole cost and expense, shall be constructed in accordance with all laws and shall be removed by Sublessee at the expiration of the Term at Sublessee's sole cost and expense.

                      (k) Sublessee Improvements. Subject to Section 12 hereof, Sublessee shall make such alterations and improvements as are necessary to make the Direct Sublet Space a separate and discrete space, all as required by law and local ordinances. Such alterations shall include, without limitation, demising walls, fire doors, legal entrances, sprinkler systems, etc. All such alterations shall be made at Sublessee's sole cost and expense.

                      4. Subordination to and Incorporation of the Lease. This Sublease shall be expressly subject and subordinate to all of the terms, provisions, covenants and conditions of the Lease. Except as provided in this
Section 4, or elsewhere in this Sublease, all of the terms, provisions, covenants, agreements and conditions of the Lease are hereby incorporated in and made a part of this Sublease with the same force and effect as though set forth in full herein, except that the provisions as to the Base Rent payable by Sublessor to the Landlord, the provisions of Sections 1.1 and 1.3 and Articles 2, 3, 14, 19, 24, 45, 46, 48 and 49 of the Lease, the Landlord's Work letters and such other terms, covenants and conditions as are not relevant or applicable or are specifically inconsistent with the terms hereof (collectively, the "Excluded Provisions") are not incorporated herein. Wherever the term (i) "Tenant" occurs in the Lease the same shall be deemed to refer to Sublessee herein, (ii) "Landlord" occurs in the Lease the same shall be deemed to refer to both the Landlord and the Sublessor, (iii) "Premises" occurs in the Lease the same shall be deemed to refer to the Sublet Space and (iv) "this Lease" occurs in the Lease the same shall be deemed to refer to this Sublease. A true and complete copy of the Lease has been furnished to Sublessee, and Sublessee covenants and agrees to observe and perform in respect of the Sublet Space all of the terms, provisions, covenants and conditions contained in the Lease upon the part of the tenant therein named to be observed or



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performed, except for the Excluded Provisions. Sublessee agrees not to do or, to the extent reasonably within its control, to suffer or permit anything to be done which would result in a default under the Lease or cause the Lease to be terminated.

                5. Use of Sublet Space. Sublessee shall use and occupy the Sublet Space only for office purposes and for no other purpose whatsoever. In no event shall Sublessee use or occupy the Sublet Space in a manner inconsistent with the terms of the Lease, including, without limitation, the provisions of
Article 6 of the Lease.

                6. Failure of the Landlord to Perform Obligations. Sublessor does not assume, and Sublessee hereby acknowledges and agrees that Sublessor does not assume, any obligation to perform the terms, covenants and conditions contained in the Lease on the part of the Landlord to be performed. In the event that the Landlord shall fail to perform any of the terms, covenants and conditions contained in the Lease on its part to be performed, Sublessor shall be under no obligation to perform such terms, covenants and conditions and shall have no liability to Sublessee. Sublessee shall (i) not have the right, in its own name, to request performance of obligations required of the Landlord under the Lease directly from the Landlord or (ii) commence legal action against the Landlord without Sublessor's prior written consent. Sublessor shall cooperate with reasonable requests of Sublessee in connection with requesting the Landlord to perform its obligations and Sublessee shall reimburse Sublessor for any legal or other expenses incurred by Sublessor in connection therewith. Sublessor shall, at the request of Sublessee, request performance from the Landlord, provided that in no event shall Sublessor be required to commence legal action against the Landlord. In any event, Sublessee shall not be allowed any abatement or diminution of rent under this Sublease because of the Landlord's failure to perform any of its obligations under the Lease, except where Sublessor receives an abatement or diminution of rent under the Lease due to the Landlord's failure to perform.

                      7. Disclaimer of Liability. Sublessee agrees that wherever the Landlord reserves a right or disclaims any liability under the Lease, said right or disclaimer shall inure to the benefit of Sublessor as well as to the Landlord, and any rights or disclaimers inuring to Sublessor as tenant under the Lease shall inure to the benefit of Sublessee.

                      8. Survival of Obligations. Any unpaid obligations of Sublessee hereunder shall survive the expiration or earlier termination of this Sublease, including without limitation, any obligation of Sublessee for Basic Rent, Additional Amounts or other rent or additional rent.


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                      9. Costs and Expenses. All costs and expenses that
Sublessee assumes or agrees to pay pursuant to this Sublease shall be deemed additional rent and, in the event of nonpayment, Sublessor shall have all the rights and remedies provided for in the case of nonpayment of rent.

                      10. Additional Services Required by Sublessee. Sublessee covenants and agrees to make its own arrangements with the Landlord for additional services other than those which are required to be furnished by the Landlord under the terms of the Lease and any such additional services shall be paid for by Sublessee (including, without limitation, electricity as required by Section 3(d) of this Sublease).

                      11. Condition of the Premises. Sublessee acknowledges that Sublessor has made no representations or warranty of any kind or manner (express, implied or otherwise) with respect to the condition of the Sublet Space, or the compliance of the Sublet Space with any applicable law. Except as otherwise provided for herein, (i) Sublessor shall not incur any greater obligation, financial or otherwise, in connection with the Sublet Space than it would have had but for this Sublease and (ii) Sublessee shall be solely responsible for all costs which may be imposed on Sublessor or Sublessee under the Lease in connection with the condition of the Sublet Space.

                      12. Sublessee's Changes. Sublessee shall not make any alterations, additions, installations, substitutions, improvements or decorations in and to the Sublet Space (the "Sublessee Changes") without first obtaining the prior written approval of Sublessor (including approval to the plans and specifications and mechanical, electrical and plumbing drawings, if applicable) for such Sublessee Changes, which approval shall be provided in the manner set forth in the Lease. If Sublessor shall approve any Sublessee Changes and the plans and specifications therefor, as the case may be, the Sublessor shall seek the Landlord's approval for such Sublessee Changes in accordance with the terms of the Lease. Sublessee shall not directly request from Landlord consent to make any Sublessee Changes. If following approval by Sublessor and submission to Landlord for approval, Landlord approves the Sublessee Changes, the Sublessee Changes shall be performed in accordance with this Sublease and the Lease, including, without limitation, the provisions of Article 19 of the Lease, and all costs and expenses payable in connection with the Sublessee Changes and to the Landlord under Article 19 of the Lease shall be paid by Sublessee.

                      13. Repairs. Sublessee agrees to take good care of the Sublet Space and to assume the entire responsibility for any repairs which may be necessary to the Direct Sublet Space and the Shared Sublet Space during the Term of this Sublease and which are required to be made by Sublessor under the terms of the Lease.


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                      14. Assignment, Mortgaging, Subletting. Sublessee shall
not assign, mortgage, encumber or otherwise transfer this Sublease, nor sublet the Sublet Space or any part thereof, or permit the Sublet Space or any part thereof to be used or occupied by anyone other than Sublessee, without first obtaining the written consent of Sublessor in each instance, which consent the Sublessee agrees may be withheld in the sole discretion of Sublessor, provided that any party hereto may assign all or any portion of its rights under this Sublease to any other member of its Group (as defined in the Separation Agreement); provided, further, that no assignment hereunder shall affect any of the obligations or liabilities of any such assignor under this Sublease.

                      15. Default and Termination. (a) Sublessee covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Lease, including without limitation, the (i) failure by Sublessee to pay to Sublessor any sums payable pursuant to Section 3 of this Sublease as and when such sums are due and payable and (ii) occurrence of a default under Article 27 of the Lease, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided to the Landlord in the Lease, which are hereby incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Lease rights and remedies are given to the Landlord therein named, the same shall be deemed to refer to Sublessor. In addition, and notwithstanding anything to the contrary contained in the Lease or this Sublease, wherever in Article 27 of the Lease a default thereunder is conditioned upon the passage of time or the giving of notice, or both, the Sublessee shall have five fewer days to cure such default than as stated in the Lease. By way of example and not limitation, if a default under the Lease is deemed to have occurred 30 days after notice to Sublessor, a default shall be deemed to have occurred under this Sublease 25 days after Sublessor provides notice thereof to Sublessee.

                      (b) Notwithstanding any other provisions of this Sublease, upon the occurrence of a Change of Control with respect to the Sublessee, Sublessor or Sublessee may, upon six months' prior written notice to the other party, terminate this Sublease, and if such termination occurs Sublessee shall quit the Sublet Space, and in addition, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided to the Landlord in the Lease, which are hereby incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Lease rights and remedies are given to the Landlord therein named, the same shall be deemed to refer to Sublessor. For purposes of this
Section 15(b), a "Change in Control" shall be deemed to occur on the first date on which Paul M. Montrone and his "Permitted Transferees" (as such term is defined


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in the certificate of incorporation of GCG, as in effect as of the Spinoff Date, assuming for this purpose that any reference to "Class B Stock" in such definition is a reference to all the capital stock of GCG) no longer possess 50% or more of the combined voting power of the capital stock of the Sublessee, GCG or any other entity that, directly or indirectly, holds 50% or more of the voting power of the capital stock of the Sublessee. For the purposes of this
Section 15(b), the term "Spinoff Date" shall have the meaning given thereto in the Separation Agreement.

                      16.  Insurance.

                           (a) Maintenance of Insurance. During the term of this
Sublease, Sublessee shall at its sole cost and expense provide and maintain with respect to the Direct Sublet Space comprehensive public liability and property damage insurance in conformity with the requirements and provisions of Articles 9 and 11 of the Lease. Sublessee shall cause Sublessor and the Landlord to be included as additional named insureds on each such policy. Each such policy shall contain provisions, if and to the extent available, that it will not be cancelable except upon at least 30 days' prior notice to all named insureds and that the act or omission of one insured shall not invalidate the policy as to the other insureds. Such insurance shall be carried with an insurer reasonably satisfactory to Sublessor and the Landlord, and Sublessee shall furnish to Sublessor satisfactory evidence that such insurance is in effect on or before the Sublease Commencement Date and, on request, at reasonable intervals thereafter.

                           (b) Subrogation. Each party hereby agrees to cause
the insurance policies carried by such party with respect to the Sublet Space or the Premises to comply with the provisions of Article 12 of the Lease with respect to obtaining waivers of subrogation endorsements and releases of liability from the insurers. The releases contained in the Lease with respect thereto are incorporated herein and made applicable to Sublessor and Sublessee.

                      17. Surrender of Premises. On the Sublease Expiration Date, whether the Sublease Expiration Date occurs by expiration, termination, lapse of time or otherwise, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the Sublet Space to Sublessor in the same condition in which Sublessor has delivered the Sublet Space to Sublessee, ordinary wear and tear excepted. Sublessee hereby consents and agrees that if Sublessee should "hold over" after the termination or expiration of this Sublease, Sublessee shall pay to Sublessor for use and occupancy of the Sublet Space for each month or part thereof during which Sublessee shall hold over, an amount equal to the sum of 250% of the monthly Basic Rent and any additional rent (including, without limitation, Additional Amounts, plus all damages incurred by the Landlord pursuant to Article 27 of the Lease.


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                      18. Sublessor's Representations and Warranties. Sublessor
represents and warrants that:

                           (a) Sublessor is a corporation duly organized,
validly existing, and in good standing under the laws of the State of Delaware and is qualified under the laws of the State of New Jersey to do business in New Jersey;

                           (b) Sublessor has all requisite corporate power and
authority to execute, deliver, and perform its obligations under this Sublease, and the execution, delivery and performance of this Sublease by the Sublessor, and the consummation of all transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Sublessor and will not violate any laws or governmental or court regulations or orders or any agreements to which the Sublessor is a party or is subject or by which it is otherwise bound;

                           (c) This Sublease constitutes the legal, valid and
binding obligation of Sublessor, enforceable against Sublessor in accordance with its terms; and

                           (d) To the best of its knowledge, Sublessor has
delivered to Sublessee a true and complete copy of the Lease.

                      19. Sublessee's Representations and Warranties. Sublessee represents and warrants that:

                           (a) Sublessee is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is qualified under the laws of the State of New Jersey to do business in New Jersey;

                           (b) Sublessee has all requisite corporate power and
authority to execute, deliver and perform its obligations under this Sublease, and the execution, delivery and performance of this Sublease by Sublessee, and the consummation of all transactions contemplated hereby, have been duly authorized by all necessary corporate action of Sublessee and will not violate any laws or governmental or court regulations or orders or any agreements of which Sublessee is a party or is subject or by which it is otherwise bound;

                           (c) This Sublease constitutes the legal, valid and
binding obligation of Sublessee, enforceable against the Sublessee in accordance with its terms; and

                           (d) To the best of its knowledge, Sublessee has
received a true and complete copy of the Lease.


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                      20. Default under the Lease. Sublessee covenants that it
will not do or cause to be done or fail to do or suffer or permit anything to be done by Sublessee, its officers, agents, invites, licensees, successors, assigns or employees which would or might cause the Lease or the rights of Sublessor, as tenant thereunder, to be canceled, terminated or forfeited or which would make Sublessor liable for damages, claims or penalties.

                      21.  Indemnity.

                           (a) Sublessee hereby indemnifies and holds harmless
Sublessor from and against any and all damages, losses or expenses (including, without limitation, reasonable attorneys' fees) arising by reason of Sublessee's failure to comply with the provisions of this Sublease or from the negligent or improper use or occupancy of the Sublet Space or from any work or thing whatsoever done by Sublessee, its agents, employees, licensees, successors or assigns, or any such condition created by Sublessee, its agents, employees, licensees, successors or assigns, or any such other act or omission of Sublessee, its agents, employees, licensees, successors or assigns, in, about or in connection with the Sublet Space, provided that the foregoing indemnity shall not apply to claims arising due to Sublessor's, or the Sublessor's agents, employees, or licensees, gross negligence, willful misconduct or fraud.

                           (b) Sublessor hereby indemnifies and holds harmless
Sublessee from and against any and all damages, losses or expenses (including, without limitation, reasonable attorneys' fees) arising by reason of Sublessor's failure to comply with the provisions of this Sublease or from the negligent or improper use or occupancy of the Premises (excluding the Sublet Space) or from any work or thing whatsoever done by Sublessor, its agents, employees, licensees, successors or assigns, or any such condition created by Sublessor, its agents, employees, licensees, successors or assigns, or any such other act or omission of Sublessor, its agents, employees, licensees, successors or assigns, in, about or in connection with the Premises (excluding the Sublet Space), provided that the foregoing indemnity shall not apply to claims arising due to Sublessee's, or the Sublessee's agents, employees, or licensees, gross negligence, willful misconduct or fraud.

                22. Notices. (a) All notices, consents, requests, instructions, approvals and other communications provided for in, or in connection with, this Sublease shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:


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                      If to Sublessor, to:

                           General Chemical Corporation
                           90 East Halsey Road
                           Parsippany, NJ  07054
                           Telecopy:  973-515-3244
                           Attention: General Counsel

                      If to Sublessee, to:

                           General Chemical Industrial Partners Inc.
                           90 East Halsey Road
                           Parsippany, NJ  07054
                           Telecopy:  973-515-1985
                           Attention: General Counsel

                      (b) Sublessor and Sublessee each agrees to promptly forward to the other copies of all notices received from the Landlord with respect to the Sublet Space.

                23. Termination of the Lease. If for any reason the term of the Lease shall terminate prior to the Term of this Sublease, Sublessor shall not be liable to Sublessee by reason thereof unless the termination (i) is due to the default of Sublessor and (ii) Sublessee shall not then be in default under this Sublease.

                24. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws provisions thereof.

                25. Waiver of Jury Trial and Right to Counterclaim. Sublessee hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Sublet Space and the use and occupancy thereof, and any claim of injury or damages. Sublessee also hereby waives all right to assert or interpose any noncompulsory counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Sublet Space.

                26. Amendments; Waivers, etc. (a) Subject to Section 15 of this Sublease, neither this Sublease nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.


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




                      (b) No failure or delay by any party in exercising any right, power or privilege under this Sublease shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

                27. Third Party Beneficiaries. Nothing in this Sublease shall be construed as giving any Person other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Sublease or any provision hereof.

                28. Severability. If any provision of this Sublease is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Sublease in any jurisdiction shall not affect the validity or enforceability of the remainder of this Sublease in that jurisdiction or the validity or enforceability of this Sublease, including that provision, in any other jurisdiction.

                29. Section Headings. The article and section headings of this Sublease are for convenience of reference only and are not to be considered in construing this Sublease.

                30. Integration. This Sublease, including the Schedules and Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersede any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof.

                31. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.


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




                IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.


                                              SUBLESSOR:

                                              GENERAL CHEMICAL CORPORATION



                                              By: /s/ Michael R. Herman
                                                 -------------------------------
                                                 Name:  Michael R. Herman
                                                 Title: Vice President


                                              SUBLESSEE:

                                              GENERAL CHEMICAL INDUSTRIAL
                                              PRODUCTS INC.



                                              By: /s/ Stewart A. Fisher
                                                 -------------------------------
                                                 Name:  Stewart A. Fisher
                                                 Title: Vice President